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                              STOCK SWAP AGREEMENT


        THIS STOCK SWAP AGREEMENT (the "Agreement") is made as of the 20th day of January, 2000 by and between QUINTEL COMMUNICATIONS, INC., a Delaware corporation, having an address at One Blue Hill Plaza, Pearl River, New York 10952 ("Quintel") and ITARGET.COM, INC., a California corporation, having an address at 3655 Nobel Drive, Suite 470, San Diego, California 92122 ("Itarget").

                              W I T N E S S E T H :

        WHEREAS, the parties hereto have agreed to exchange and transfer the securities referred to in this Agreement.

        NOW, THEREFORE, in consideration of the mutual promises of the parties hereto, it is agreed as follows:

1.      Definitions

        1.1     "Act" shall mean the Securities Act of 1933, as amended.

        1.2 "Aggregate Sales Proceeds" shall mean the sum of (i) the gross proceeds received in the aggregate by Itarget upon its sale of any Quintel Shares during the period between the Effective Date and the Final Measuring Date, plus (ii) the product of (A) the maximum number of Quintel Shares which Itarget could have sold pursuant to the provisions of Section 6 hereof at a sales price equal to or greater than 125% of the Closing Date Price (as reported for Qualified Trades by the Nasdaq National Market or the market upon which the Quintel Common Stock is then traded), but did not sell, during the period between the Effective Date and the Final Measuring Date (solely for purposes of this Section 1.2, the "Section 1.2 Protected Shares"), multiplied by
                (B) a fraction, the numerator of which shall be the sum of the following products:

                (x) the number of Section 1.2 Protected Shares Itarget could have sold on a trading day during the period between the Effective Date and the Final Measurement Date, multiplied by (y) the high sales price of the Quintel Common Stock on such trading day (as reported for Qualified Trades by the Nasdaq National Market or the market upon which the Quintel Common Stock is then traded), and the denominator of which shall be the total number of Section 1.2 Protected Shares; provided, however, that the total number of Section 1.2 Protected Shares shall not exceed the difference between (xx) the total number of Quintel Shares less (yy) the number of Quintel


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Shares actually sold by Itarget during the period between the Effective Date and the Final Measuring Date; and, provided further, however, that for purposes of the calculation in subpart (ii)(B) of this Section 1.2, for each particular
Section 1.2 Protected Share, the high sales price of the Quintel Common Stock to be used for each such Section 1.2 Protected Share shall be the high sales price on the first trading day such Section 1.2 Protected Share could have been sold, but was not.

        1.3 "Change of Control" shall mean any consolidation or merger of Itarget with or into any other corporation or entity or person, or any other corporate reorganization, in which the stockholders of Itarget immediately prior to such consolidation, merger or reorganization, own securities constituting less than 50% of Itarget's voting power immediately after such consolidation, merger or reorganization, or any transaction or series of related transactions to which Itarget is a party in which securities constituting in excess of 50% of Itarget's voting power is transferred, or any transaction in which Itarget is not the surviving entity.

        1.4     "Closing Date" shall mean January 20, 2000.

        1.5 "Closing Date Price" shall mean the quotient of (a) the sum of the following products calculated for each of the twenty (20) trading days prior to the Closing Date:

                (i) the total number of shares of Quintel Common Stock traded on a trading day, multiplied by (ii) the closing sales price of the Quintel Common Stock for such trading day, all as reported by the Nasdaq National Market or the market upon which the Quintel Common Stock is then traded, divided by (b) the total number of shares of Quintel Common Stock traded during the twenty (20) trading days prior to the Closing Date, as reported by the Nasdaq National Market or the market upon which the Quintel Common Stock is then traded.

        1.6     "Commission" shall mean the Securities and Exchange Commission.

        1.7 "Disinterested Directors" shall mean all of the members of the Board of Directors of Quintel and Itarget excluding Andrew Stollman and Jonathan Wiesz.

        1.8 "Effective Date" shall mean the date the Registration Statement has been declared effective by the Commission.

        1.9 "Escrow Agent" shall mean the law firm of Feder, Kaszovitz, Isaacson, Weber, Skala & Bass LLP.


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        1.10    "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        1.11 "Final Measuring Date" shall mean the first business day following the date that is sixty (60) calendar days after the Effective Date.

        1.12 "Holders" shall mean the holders of the Quintel Shares subsequent to the Closing Date, provided such holders are either Itarget or its permitted assigns or any successor to Itarget resulting from a Change of Control.

        1.13 "Itarget Common Stock" shall mean the common stock, $.01 par value per share, of Itarget.

        1.14 "Itarget Preferred Shares" shall mean shares of Itarget's Series B Preferred Stock, par value $.01 per share, such Series B Preferred Stock having the same rights and preferences as the form of Series B Preferred Stock annexed hereto as Schedule 1.14.

        1.15 "Protected Quintel Shares" shall mean the maximum number of Quintel Shares which Itarget could have sold pursuant to the provisions of Section 6 hereof on any Protected Quintel Share Trading Day, but did not sell during the period between the Effective Date and the Final Measuring Date; provided, however, the total number of Protected Quintel Shares shall not exceed the difference between (i) the total number of Quintel Shares issued to Itarget on the Closing Date, less (ii) the number of Quintel Shares actually sold by Itarget during the period between the Effective Date and the Final Measuring Date.

        1.16 "Protected Quintel Share Trading Day" shall mean any day upon which the Quintel Common Stock trades during the period between the Effective Date and the Final Measuring Date for which a sales price for the Quintel Common Stock is equal to or greater than 75% of the Closing Date Price (as reported for Qualified Trades by the Nasdaq National Market or the market upon which the Quintel Common Stock is then traded).

        1.17 "Qualified Trades" shall mean trades of an aggregate of at least 500 shares of Quintel Common Stock on a trading day during regular trading hours (as reported by the Nasdaq National Market or the market upon which the Quintel Common Stock is then traded).

        1.18 "Quintel Common Stock" shall mean the common stock, $.001 par value per share, of Quintel.

        1.19 "Quintel Shares" shall mean that number of shares of the Quintel Common


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                Stock equal to the quotient of (i) 1,999,980 divided by (ii) the
                Closing Date Price.

        1.20 "Registration Statement" shall mean the registration statement filed with the Commission by Quintel that includes the Quintel Shares.

        1.21 "Remaining Eligible Protected Quintel Shares" shall mean the difference of (i) the total number of Quintel Shares issued to Itarget on the Closing Date but not yet sold by Itarget, less
                (ii) the sum of all Protected Quintel Shares which Itarget could have sold on all prior Protected Quintel Share Trading Dates, but did not sell.

        1.22 "Sold Quintel Shares' Gross Proceeds" shall mean the sum of all of the following products:

                (i) the number of Quintel Shares sold by Itarget on any trading day during the period between the Effective Date and the Final Measuring Date, multiplied by (ii) the greater of (x) the sales price reported for such sale (as reported by the Nasdaq National Market or the market upon which the Quintel Common Stock is then traded) or (y) 75% of the Closing Date Price.

2.      Purchase and Delivery of Shares. Upon the Closing Date:

        2.1 Quintel shall deliver to Itarget, a stock certificate representing the ownership interest of the Quintel Shares registered in the name of Itarget.

        2.2 Itarget shall deliver to (i) Quintel, a certificate representing the ownership interest of 42,372 Itarget Preferred Shares, and
                (ii) the Escrow Agent, a certificate representing the ownership interest of 10,593 Itarget Preferred Shares, both of such certificates registered in the name of Quintel;

3.      Adjustment to Consideration

        3.1 Quintel shall pay to Itarget the difference (to the extent such difference is greater than zero) between $1,499,985.00 less (x) the sum of (i) the Sold Quintel Shares' Gross Proceeds, plus
                (ii) the sum of the following products calculated for each Protected Quintel Share Trading Day:

                (A) the lesser of (xx) the number of the Remaining Eligible Protected Quintel Shares that are Protected Quintel Shares or
                (yy) the number of the Protected Quintel Shares for a Protected Quintel Share Trading Day, multiplied by (B) the high sales price of the Quintel Common Stock on such Protected Quintel Share Trading Day (as reported for Qualified Trades by the Nasdaq National Market


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                or the market upon which the Quintel Common Stock is then
                traded).

Upon Quintel's delivery of such payment, Itarget shall return to Quintel within five (5) business days any of its Quintel Shares that were not sold and were not Protected Quintel Shares. Such payment shall be paid by Quintel to Itarget by wire transfer no later than five (5) business days after the Final Measuring Date in accordance with the wiring instructions annexed hereto as Schedule 3.1.

        3.2     a.      In the event the Aggregate Sales Proceeds exceed
                $2,499,975.00, the Escrow Agent shall deliver to Quintel, from those securities deposited therewith by Itarget pursuant to
                Section 2.2(ii) hereof, certificates representing the ownership interest of that number of Itarget Preferred Shares equal to the quotient of:

        (x) the difference of (i) the lesser of the Aggregate Sales Proceeds or $2,999,970.00, less (ii) $2,499,975.00, divided by (y) $47.20. Any remaining shares (or, in the event Quintel is not entitled to any distributions from the Escrow Agent pursuant to the provisions of this
        Section 3.2(a), all of such shares) held by the Escrow Agent shall be returned by the Escrow Agent to Itarget.

                (b) Upon the Aggregate Sales Proceeds equaling $2,999,970.00, Itarget shall cease selling any Quintel Shares and shall deliver to Quintel, within two business days after the Aggregate Sales Proceeds equal $2,999,970.00, a stock certificate evidencing the ownership interest of that number of shares of Quintel Common Stock equal to the difference of (i) the total number of Quintel Shares issued to Itarget on the Closing Date, less (ii) the sum of (x) the total number of Quintel Shares sold by Itarget during the period between the Effective Date and the Final Measuring Date, plus (y) the maximum number of Quintel Shares which Itarget could have sold pursuant to the provisions of Section 6 hereof at a sales price equal to or greater than 125% of the Closing Date Price (as reported for Qualified Trades by the Nasdaq National Market or the market upon which the Quintel Common Stock is then traded), but did not sell, during the period between the Effective Date and the Final Measuring Date.

                (c) Notwithstanding the provisions of Section 3.2(b) hereof, in the event the Aggregate Sales Proceeds exceed $2,999,970.00, Itarget shall be required to pay to Quintel an amount equal to the difference of (i) the Aggregate Sales Proceeds less (ii) the sum of (x) $2,999,970.00 plus (y) the product of (A) the total number of shares of Quintel Common Stock delivered to Quintel pursuant to the provisions of Section 3.2(b), multiplied by (B) the closing price of the Quintel Common Stock on the date the Aggregate Sales Proceeds first exceed $2,999,970.00 (as reported by the Nasdaq National Market or the market upon which the Quintel Common Stock is then traded).

In the event any fractional amounts of Itarget Preferred Shares result from the calculations


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stated in Section 3.2(a), Itarget shall pay to Quintel the proportionate dollar value thereof in lieu of issuing a fractional amount of such security. Such payment and any other payments required to be paid pursuant to this Section 3.2 shall be paid by Itarget to Quintel by wire transfer no later than five (5) business days after the Final Measuring Date in accordance with the wiring instructions annexed hereto as Schedule 3.2.

        3.3 If at any time after the Closing Date and prior to Final Measuring Date there is a Change of Control and, subsequent to such Change of Control, Itarget is required by Section 3.2 above to deliver to Quintel (via the Escrow Agent) additional Itarget Preferred Shares, provision shall be made so that Quintel shall receive, and Quintel shall accept, the number of shares of stock or other securities or property to which a holder of the same number of Itarget Preferred Shares deliverable pursuant to
                Section 3.2 would have been entitled in such transaction constituting the Change of Control. The parties agree to execute and deliver such certificates or other documents as are reasonably necessary to carry out the purposes of this Section
                3.3. and to deliver promptly to the Escrow Agent such joint instructions, certificates or documents as are reasonably necessary for the Escrow Agent to carry out the purposes of this
                Section 3.3.

        3.4 In order to effectuate the provisions of this Section 3, upon the sale of any Quintel Shares during the period between the Effective Date and the Final Measuring Date, Itarget shall notify Quintel and the Escrow Agent within two (2) business days after such sale of the number of Quintel Shares sold and the sales price thereof.

4.      Itarget Registration Rights.

        4.1 Registration Requirements. Quintel shall use its best efforts to effect the registration of the Quintel Shares as would permit or facilitate the public sale or distribution of all the Quintel Shares by the Holders. Such best efforts by Quintel shall include the following:

                a. The filing by Quintel no later than 52 days after the Closing Date of the Registration Statement with the Commission pursuant to Rule 415 under the Act on Form S-3 (or successor form) or such other appropriate registration form if Quintel is ineligible to use Form S-3.

                b. Thereafter, using its best efforts to cause such Registration Statement to be declared effective by the Commission within 187 days following the Closing Date.

                c. Thereafter, abstaining from taking any affirmative action for a period of three months after the Effective Date that would cause the Commission


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                        to declare such Registration Statement to be no longer
                        effective, unless required to do so by any statute, rule or regulation of the Act, the Exchange Act or any state securities law, or any other federal or state statute, rule or regulation.

                d. In the event the Registration Statement becomes ineffective within the three month period after the Effective Date, to use its best efforts to cause such Registration Statement to again be declared effective by the Commission and maintained effective for a cumulative period of three months after the Effective Date.

                e. Prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement.

                f. Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Quintel Shares owned by them.

                g. Use its best efforts to register and qualify the securities covered by such Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that Quintel shall not be required in connection therewith or as a condition thereto to qualify to do business in any such states or jurisdictions.

                h. Notify each Holder of the happening of any event as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                i. Cause all Quintel Shares registered pursuant to such Registration Statement to be listed on each securities exchange on which similar securities issued by Quintel are then listed not later than the Effective Date.

                j. Provide a transfer agent and registrar for all Quintel Shares registered pursuant to such Registration Statement and a CUSIP number for all such Quintel Shares, in each case not later than the Effective Date.


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        4.2     Failure to Timely File or Register. If for any reason other than the fault of any of the Holders or force majeure, either (i) the filing date of the Registration Statement has not occurred by the end of the 52-day period following the Closing Date or (ii) the Effective Date has not occurred by the end of the 187-day period following the Closing Date, the Holders shall have the one-time right, exercisable only within five (5) business days following the end of either such period, to rescind the transactions contemplated by this Agreement. Such rescission shall only be effectuated upon (i) the notification to Quintel and the Escrow Agent that all of the Holders wish to rescind the transactions contemplated by this Agreement and (ii) the delivery of the certificates representing the Quintel Shares to the Escrow Agent. If such notice is not timely given or such certificates are not timely delivered, this Agreement shall continue in full force and effect. If such notice is timely given and such certificates are timely delivered, unless Quintel gives notice to all the Holders and the Escrow Agent within the next succeeding five (5) business days that Quintel elects, at its sole option, to pay the aggregate sum of $1,999,980 (the "Total Cash Payment") to Itarget (or the Holders pro rata to their ownership interests in the Quintel Shares) and Quintel pays the Total Cash Payment by wire transfer pursuant to the wiring instructions annexed hereto as Schedule 3.1 to Itarget
                (or pursuant to other wiring instructions delivered by the Holders subsequent to the Closing Date) within such five (5) business days, the transactions contemplated by this Agreement will be rescinded; the issuance of the Itarget Preferred Shares and the Quintel Shares will be deemed cancelled; the certificates representing the Itarget Preferred Shares shall be immediately returned by Quintel to Itarget; the certificates representing the Quintel Shares issued to Itarget shall be immediately returned by the Escrow Agent to Quintel; and the certificates deposited with the Escrow Agent pursuant to the provisions of Section 2.2(ii) shall be immediately returned by the Escrow Agent to Itarget. If Quintel gives the requisite notice to all the Holders and the Escrow Agent that it elects to pay the Total Cash Payment and pays the Total Cash Payment (receipt by the Escrow Agent of written confirmation from the transmitting bank that the Total Cash Payment was delivered pursuant to the wiring instructions annexed hereto as Schedule
                3.1 being sufficient verification by the Escrow Agent that the Total Cash Payment was paid), the issuance of the Quintel Shares shall be deemed cancelled, the certificates representing the Quintel Shares shall be returned by the Escrow Agent to Quintel and the certificates deposited with the Escrow Agent pursuant to the provisions of Section 2.2(ii) hereof shall be returned by the Escrow Agent to Itarget.

        4.3 Furnish Information. It shall be a condition precedent to the obligations of Quintel to take any action pursuant to this
                Section 4 with respect to the Quintel Shares of any selling Holder that such Holder shall furnish to Quintel such


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                information regarding itself, the Quintel Shares held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of such Holder's Quintel Shares.

        4.4 Expenses of Registration. Quintel shall bear and pay all expenses incurred in connection with any registration, filing or qualification of the Quintel Shares pursuant to this Section 4 for each Holder, including, without limitation, all registration, filing and qualification fees, printers' and accounting fees relating or apportionable thereto and the reasonable fees and disbursements of one counsel for the Holders, but excluding underwriting discounts and commissions, if any, relating to the disposition of such Quintel Shares.

        4.5 Indemnification. In the event that any Quintel Shares are included in a Registration Statement:

                a. To the extent permitted by law, Quintel will indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder and each officer, director and person, if any, who controls such Holder or underwriter within the meaning of the Act or the Exchange Act against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Act or the Exchange Act, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation") of Quintel: (i) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation of the Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Act or the Exchange Act or any state securities law; and Quintel will pay to each such Holder, underwriter, officer, director or controlling person any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 4.5(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Quintel (which consent shall not be unreasonably withheld), nor shall Quintel be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with information furnished expressly for use in connection with such registration by any such Holder, underwriter, officer, director or controlling person.

                b. To the extent permitted by law, each Holder will indemnify and hold harmless Quintel, each of its directors, each of its officers who has signed the Registration Statement, each person, if any, who controls Quintel within the meaning of the Act, any underwriter, any other Holder selling securities in such Registration Statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the Exchange Act or applicable state securities law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder expressly for use in connection with such registration; and each such Holder will pay any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 4.5(b) in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 4.5(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, further, however, that in no event shall any indemnity under this Section 4.5 exceed the net proceeds from the offering received by such Holder.

                c. Promptly after receipt by an indemnified party under this Section 4 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this
                        Section 4, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the indemnified and indemnifying parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 4, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section
                        4. Nothing contained herein shall prevent Quintel from being represented by the Escrow Agent in connection with any matter whatsoever, whether or not related to the subject matter hereof.

                d. If the indemnification provided for in this Section 4 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand, and of the indemnified party on the other, in connection with the Violations that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder.

                e.      The obligations of Quintel and the Holders under this
                        Section 4 shall survive the completion of any offering of Quintel Shares in a Registration Statement under this
                        Section 4 and the termination of this Agreement. No indemnifying Party in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of a judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

        4.6 Reports Under The Exchange Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the Commission that may at any time permit a Holder to sell the Quintel Shares to the public without registration or pursuant to a registration on Form S-3, Quintel agrees to:

                a. timely make and keep public information available, as those terms are understood and defined in Rule 144 under the Act at all times after the Effective Date;

                b. file with the Commission in a timely manner all reports and other documents required of Quintel under the Act and the Exchange Act; and

                c. furnish to any Holder, so long as the Holder owns any Quintel Shares, forthwith upon request (i) a written statement by Quintel that it has complied with the requirements of Rule 144 under the Act (at any time after 90 days after the Effective Date), the Act and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3, and (ii) a copy of the most recent annual or quarterly report of Quintel and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell such securities without registration.

5. Quintel Registration Rights. Quintel is hereby granted the registration rights granted it pursuant to Section 1 of the Amended and Restated Investors' Rights Agreement, dated November 8, 1999, by and between Quintel, Itarget (previously known as "LJ Com, Inc.") and Robert London, a copy of which is annexed hereto as Schedule 5, subject to the following terms, as defined in the Amended and Restated Investors' Rights Agreement, being defined for purposes of this Agreement (while maintaining their meaning for purposes of the Amended and Restated Investors' Rights Agreement) as follows:

        5.1     The "Company" shall mean Itarget.

        5.2     "Holder" shall mean Quintel.

        5.3 "Registrable Securities" shall mean (i) all of the shares of Itarget Common Stock (or other capital stock of Itarget) into which the Itarget Preferred Shares are convertible and, to the extent the rights to ownership thereto vest in Quintel pursuant to Section 3.2 hereof, the shares of Itarget Common Stock (or other capital stock of Itarget) into which the Itarget Preferred Shares deliverable to Quintel pursuant to Section 3.2 hereof are convertible; and (ii) any shares of

                Itarget Common Stock (or other capital stock of Itarget) issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of any of the securities listed in subsection (i) of this Section 5.3.

From the date the registration statement covering any Registrable Securities is declared effective by the Commission, and for a period of three months thereafter, Itarget shall abstain from taking any affirmative action that would cause the Commission to declare such registration statement to be no longer effective, unless required to do so by any statute, rule or regulation of the Act, the Exchange Act or any state securities law, or any other federal or state statute, rule or regulation. In the event such registration statement becomes ineffective within the three month period after its effective date, Itarget shall use its best efforts to cause such registration statement to again be declared effective by the Commission and maintained effective for a cumulative period of three months after it first became effective.

6. Limitation on Resale of Quintel Shares. Itarget agrees that it will not sell on any one trading day that number of Quintel Shares that exceeds one-third (1/3) of the average daily trading volume of the Quintel Shares for the preceding five (5) trading days, as reported by the Nasdaq National Market or the market upon which the Quintel Shares are then traded.

7. Representations and Warranties of Itarget. Itarget hereby makes the following representations and warranties to Quintel from and as of the date hereof through the Closing Date:

        7.1 Organization and Qualification. Itarget does not have any subsidiaries. Itarget is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California and has the requisite corporate power to own its properties and to carry on its business as now being conducted. Itarget is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary.

        7.2 Authorization; Enforcement. (i) Itarget has the requisite corporate power and authority to enter into and perform this Agreement, to issue and sell the Itarget Preferred Shares and to acquire the Quintel Shares in accordance with the terms hereof and the terms of the Itarget Preferred Shares; (ii) the execution and delivery of this Agreement by Itarget and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, including authorization by a majority of the Disinterested Directors of the Board of Directors of Itarget, and no further consent or authorization of Itarget or its Board of Directors or stockholders is required; and (iii) this Agreement constitutes the valid and binding obligation of Itarget enforceable against it in accordance with its terms.

        7.3 Capitalization. The authorized capital stock of Itarget consists of 1,000,000 shares of common stock and 191,391 shares of preferred stock; without giving effect to the securities to be issued pursuant to this Agreement, Itarget has 235,389 shares of Common Stock, 41,391 shares of Series A Preferred Stock and 25,190 shares of Series B Preferred Stock issued and outstanding. All of these outstanding shares have been validly issued and are fully paid and non-assessable. No shares of Itarget Common Stock are entitled to preemptive rights. There are outstanding options and warrants to purchase 12,630.20 shares of Itarget Common Stock. Except as disclosed in the prior sentence and on Schedule 7.3 to this Agreement and as contemplated by this Agreement, there are no other scrip, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights exchangeable or convertible into, any shares of capital stock of Itarget, or contracts, commitments, understandings or arrangements by which Itarget is or may become bound to issue additional shares of capital stock of Itarget or options, warrants, scrip, rights to subscribe for or commitments to purchase or acquire, any shares or securities or rights convertible into shares, of capital stock of Itarget. Itarget represents and warrants that it has no current plan or intention to sell or otherwise issue any shares of capital stock or securities convertible into or exercisable for shares of capital stock.

        7.4 No Conflicts. The execution, delivery and performance of this Agreement by Itarget and the consummation by Itarget of the transactions contemplated hereby do not and will not (i) result in a violation of the charter or Bylaws of Itarget, or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which Itarget is a party, or result in a violation of any federal, state, local or foreign law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to Itarget or by which any property or asset of Itarget is bound or affected. Itarget is not required under federal, state, local or foreign law, rule or regulation to obtain any consent, authorization or order of, or to make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Itarget Preferred Shares in accordance with the terms hereof, provided that, for purposes of the representation made in this sentence, Itarget is assuming and relying upon the accuracy of the relevant representations and agreements of Quintel herein.

        7.5 No General Solicitation. None of Itarget, or to Itarget's knowledge, any of its affiliates, or any person acting on its behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Act) in connection with the offer or sale of the Itarget Preferred Shares.

        7.6 No Integrated Offering. None of Itarget or, to Itarget's knowledge, any of its affiliates, or any person acting on its behalf, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Itarget Preferred Shares.

        7.7 Brokers. Itarget has taken no action which would give rise to any claim by any person for brokerage commissions, finders' fees or similar payments relating to this Agreement or the transactions contemplated hereby.

        7.8 Investment Representation. Itarget is purchasing the Quintel Shares for its own account and not with a view to resale or distribution in violation of any securities laws. Itarget has no present intention to sell the Quintel Shares purchased hereunder and has no present arrangement (whether or not legally binding) to sell the Quintel Shares to or through any person or entity; provided, however, that by the representations herein, Itarget does not agree to hold any of the Quintel Shares for any minimum or other specific term and reserves the right to pledge or dispose of any of the Quintel Shares at any time in accordance with federal and state securities laws applicable to such pledge or disposition.

        7.9 Accredited Investor. Itarget is an "accredited investor" as defined in Rule 501 promulgated under the Act. Itarget has such knowledge and experience in financial and business matters in general, and investments in particular, so that Itarget is able to evaluate the merits and risks of an investment in the Quintel Shares purchased hereunder and to protect its own interests in connection with such investment. In addition, Itarget has received such information as it considers necessary or appropriate for deciding whether to purchase the Quintel Shares.

        7.10 Reliance by Quintel. Itarget understands that the Quintel Shares are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws and that Quintel is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Itarget set forth herein in order to determine the applicability of such exemptions and the suitability of Itarget to acquire the Quintel Shares.

8. Representations and Warranties of Quintel. Quintel hereby makes the following representations and warranties to Itarget:

        8.1 Organization and Qualification. Quintel is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and to carry on its business as now being conducted. Quintel is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary.

        8.2 Authorization; Enforcement. (i) Quintel has the requisite corporate power and authority to enter into and perform this Agreement and to issue and sell the Quintel Shares and acquire the Itarget Preferred Shares in accordance with the terms hereof; (ii) the execution and delivery of this Agreement by Quintel and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, including authorization by a majority of the Disinterested Directors of the Board of Directors of Quintel, and no further consent or authorization of Quintel or its Board of Directors or stockholders is required; and (iii) this Agreement constitutes the valid and binding obligation of Quintel enforceable against it in accordance with its terms.

        8.3 No Conflicts. The execution, delivery and performance of this Agreement by Quintel and the consummation of the transactions contemplated hereby do not and will not (i) result in a violation of the charter or Bylaws of Quintel, or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which Quintel is a party, or result in a violation of any federal, state, local or foreign law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to Quintel or by which any property or asset of Quintel is bound or affected. Quintel is not required under federal, state, local or foreign law, rule or regulation to obtain any consent, authorization or order of, or to make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Quintel Shares in accordance with the terms hereof, except for the registration provisions provided for herein, provided that, for purposes of the representation made in this sentence, Quintel is assuming and relying upon the accuracy of the relevant representations and agreements of Itarget.

        8.4 No General Solicitation. None of Quintel, or to Quintel's knowledge, any of its affiliates, or any person acting on its behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Act) in connection with the offer or sale of the Quintel Shares.

        8.5 No Integrated Offering. Neither Quintel, or to Quintel's knowledge, any of its respective affiliates, or any person acting on its behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Quintel Shares.

        8.6 Brokers. Quintel has taken no action which would give rise to any claim by any person for brokerage commissions, finders' fees or similar payments relating to this Agreement or the transactions contemplated hereby.

        8.7 Investment Representation. Quintel is purchasing the securities purchased by it hereunder for its own account and not with a view to resale or distribution in violation of any securities laws. Quintel has no present intention to sell the securities purchased by it hereunder and has no present arrangement (whether or not legally binding) to sell the securities purchased by it hereunder to or through any person or entity; provided, however, that by the representations herein, Quintel does not agree to hold any of the Itarget Preferred Shares for any minimum or other specific term and reserves the right to dispose of any of the Itarget Preferred Shares at any time in accordance with federal and state securities laws applicable to such disposition.

        8.8 Accredited Investor. Quintel is an "accredited investor" as defined in Rule 501 promulgated under the Act. Quintel has such knowledge and experience in financial and business matters in general, and investments in particular, so that Quintel is able to evaluate the merits and risks of an investment in the securities purchased by it hereunder and to protect its own interests in connection with such investment. In addition, Quintel has received such information as it considers necessary or appropriate for deciding whether to purchase the securities purchased hereunder.

        8.9 Reliance by Itarget. Quintel understands that the Itarget Preferred Shares are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws and that Itarget is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Quintel set forth herein in order to determine the applicability of such exemptions and the suitability of Quintel to acquire the Itarget Preferred Shares.

9. Legend. Each certificate representing the Quintel Shares and the Itarget Preferred Shares shall be stamped or otherwise imprinted with a legend substantially in the following form:

                THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THEY MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, ASSIGNED OR TRANSFERRED EXCEPT (I) PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT WHICH HAS BECOME EFFECTIVE AND IS CURRENT WITH RESPECT TO THESE SECURITIES, OR
        (II) PURSUANT TO A SPECIFIC EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, BUT ONLY UPON A HOLDER HEREOF FIRST HAVING OBTAINED THE WRITTEN OPINION OF COUNSEL OF THE ISSUER, OR OTHER COUNSEL REASONABLY ACCEPTABLE TO THE ISSUER, THAT THE PROPOSED DISPOSITION IS CONSISTENT WITH ALL APPLICABLE PROVISIONS OF THE SECURITIES ACT AS WELL AS ANY APPLICABLE "BLUE SKY" OR SIMILAR SECURITIES LAW.

10.     Escrow Agent

        10.1 The parties hereto acknowledge that if any dispute arises with respect to the securities deposited hereunder with the Escrow Agent, or if the Escrow Agent receives contradictory instructions from the parties hereto or any third party, or if the Escrow Agent is uncertain as to its obligations under this Agreement, the Escrow Agent shall refrain from taking any action other than to continue to hold the securities deposited hereunder in escrow or to institute proceedings described in subsection 10.3 below, until otherwise directed by a final judgment of a court of competent jurisdiction.

        10.2 The Escrow Agent may assume the genuineness of any document or signature which appears to it to be genuine (whether or not original or photocopy) if such document or signature is presented to it. The Escrow Agent shall have no obligations other than those specifically set forth herein.

        10.3 The Escrow Agent shall not be obligated to, but may, institute legal proceedings (which, if instituted, shall be in a court in the City and State of New York) to determine its obligations hereunder or to seek permission to deposit the securities deposited hereunder or any portion thereof in court, upon which act the Escrow Agent shall be relieved of any further obligations hereunder with respect to such securities.

        10.4 The parties hereto agree to reimburse the Escrow Agent for any expenses it incurs in connection with the performance of its obligations under this Agreement, and agrees to jointly and severally indemnify and hold the Escrow Agent harmless from all suits, claims, actions, judgments, losses, liability, fees, costs, expenses, damages, or other charges that may be imposed upon, or incurred by, the Escrow Agent, in connection with the performance of its duties hereunder.

        10.5 Upon disbursing and disposing of the securities deposited hereunder and held by the Escrow Agent in the manner provided in this Agreement, the Escrow Agent shall be released, discharged, and acquitted of all obligations and liabilities hereunder and any claims or surcharges made by or on behalf of any party to this Agreement.

        10.6 The Escrow Agent may resign at any time upon written notice to the parties hereto.

        10.7 Nothing contained herein shall prevent the Escrow Agent from acting as counsel to Quintel in any future proceedings or transactions, including, without limitation, those arising from this Agreement or the transactions contemplated hereby.

11.     Miscellaneous.

        11.1 Notices. Any notice or demand required or permitted to be given or made hereunder to or upon any party hereto shall be deemed to have been duly given or made for all purposes if (a) in writing and sent by (i) messenger or an overnight courier service against receipt, or (ii) certified or registered mail, postage paid, return receipt requested, or (b) sent by telegram, facsimile, telex or similar electronic means, provided that a written copy thereof is sent on the same day by postage-paid first-class mail, to such party at the addresses set forth above, with a copy to:

                               Feder, Kaszovitz, Isaacson,
                                 Weber, Skala & Bass LLP
                               750 Lexington Avenue
                               New York, New York 10022
                               Attn:  Saul Kaszovitz, Esq.
                               Fax:   (212) 888-7776

and to:                 Luce, Forward, Hamilton & Scripps, LLP
                               600 West Broadway
                               Suite 2600
                               San Diego, California 92101
                               Attn: Michael G. Fraunces, Esq.
                               Fax: (619) 232-8311

or such other address as any party hereto may at any time, or from time to time, direct by notice given to the other parties in accordance with this Section. Except as otherwise expressly provided herein, the date of giving or making of any such notice or demand shall be, in the case of clause (a) (i), the date of the receipt; in the case of clause (a) (ii), five business days after such notice or demand is sent; and, in the case of clause (b), the date such notice or demand is sent.

        11.2 Amendment. Except as otherwise provided herein, no amendment of this Agreement shall be valid or effective, unless in writing and signed by or on behalf of the parties hereto.

        11.3 Waiver. No course of dealing or omission or delay on the part of any party hereto in asserting or exercising any right hereunder shall constitute or operate as a waiver of any such right. No waiver of any provision hereof shall be effective, unless in writing and signed by or on behalf of the party to be charged therewith. No waiver shall be deemed a continuing waiver or waiver in respect of any other or subsequent breach or default, unless expressly so stated in writing.

        11.4 Governing Law. This Agreement shall be governed by, and interpreted and enforced in accordance with, the laws of the State of New York without regard to principles of choice of law or conflict of laws.

        11.5 Jurisdiction. Each of the parties hereto hereby irrevocably consents and submits to the jurisdiction of the Superior Court of the State of New York and the United States District Court for the Southern District of New York in connection with any proceeding arising out of or relating to this Agreement, waives any objection to venue in the County of New York, State of New York, or such District, and agrees that service of any summons, complaint, notice or other process relating to such proceeding may be effected in the manner provided by Section 11.1 hereof.

        11.6 Severability. The provisions hereof are severable and in the event that any provision of this Agreement shall be determined to be invalid or unenforceable in any respect by a court of competent jurisdiction, the remaining provisions hereof shall not be affected, but shall, subject to the discretion of such court, remain in full force and effect, and any invalid or unenforceable provision shall be deemed, without further action on the part of the parties hereto, amended and limited to the extent necessary to render the same valid and enforceable.

        11.7 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and which together shall constitute one and the same Agreement.

        11.8 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement is not intended, and shall not be deemed, to create or confer any right or interest for the benefit of any person not a party hereto.

        11.9 Assignment. Except as otherwise permitted herein, this Agreement, and each right, interest and obligation hereunder, may not be assigned by any party hereto without the prior written consent of the other parties hereto, and any purported assignment without such consent shall be void and without effect.

        11.10 Titles and Captions. The titles and captions of the Sections of this Agreement are for convenience of reference only and do not in any way define or interpret the intent of the parties or modify or otherwise affect any of the provisions hereof.

        11.11 Grammatical Conventions. Whenever the context so requires, each pronoun or verb used herein shall be construed in the singular or the plural sense and each capitalized term defined herein and each pronoun used herein shall be construed in the masculine, feminine or neuter sense.

        11.12 References. The terms "herein," "hereto," "hereof," "hereby" and "hereunder," and other terms of similar import, refer to this Agreement as a whole, and not to any Section or other part hereof.

        11.13 No Presumptions. Each party hereto acknowledges that it has participated, with the advice of counsel, in the preparation of this Agreement. No party hereto is entitled to any presumption with respect to the interpretation of any provision hereof or the resolution of any alleged ambiguity herein based on any claim that any other party hereto drafted or controlled the drafting of this Agreement.

        11.14 Incorporation by Reference. The Schedules hereto are an integral part of this Agreement and are incorporated in their entirety herein by this reference.

        11.15 Entire Agreement. This Agreement embodies the entire Agreement of the parties hereto with respect to the subject matter hereof and supersedes any prior Agreement, commitment or arrangement relating thereto.

        11.16 Survival. The representations and warranties made herein shall survive any investigation made by any party hereto and the closing of the transactions contemplated hereby for a period of up to two (2) years from the Effective Date.

        11.17 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the respective successors and permitted assigns of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities, under or by reason of this Agreement, except as expressly provided in this Agreement.

                  (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

        IN WITNESS WHEREOF, the parties hereto have hereunto duly executed this Agreement as of the day and year first above written.

                                        QUINTEL COMMUNICATIONS, INC.



                                        By:
                                               ---------------------------
                                               Name:
                                               Title:

                                        ITARGET.COM, INC.



                                        By:
                                               ---------------------------
                                               Name:
                                               Title:

                                  SCHEDULE 1.14

                    FORM OF ITARGET SERIES B PREFERRED STOCK

                                  SCHEDULE 3.1

                         WIRING INSTRUCTIONS FOR ITARGET

                                  SCHEDULE 3.2

                         WIRING INSTRUCTIONS FOR QUINTEL

                                   SCHEDULE 5

        COPY OF AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT, DATED
         NOVEMBER 8, 1999, BY AND BETWEEN QUINTEL, ITARGET (PREVIOUSLY
                   KNOWN AS "LJ COM, INC.") AND ROBERT LONDON

                                  SCHEDULE 7.3

                 ADDITIONAL CAPITALIZATION DISCLOSURE OF ITARGET

Wayne Wooddell holds an option to purchase 5,972.2 shares of Common Stock of Itarget exercisable at $0.10 per share.

Cruttenden Roth holds warrants to purchase 4,139 shares of Common Stock of Itarget at an exercise price of $28.99 per share and warrants to purchase 2,519 shares of the Common Stock of Itarget at an exercise price of $52.40 per share.

The existing holders of Itarget's Series A Preferred Stock and Series B Preferred Stock have entered into an Investors' Rights Agreement with Itarget, pursuant to which such holders have a right of first offer with respect to future sales by Itarget of its shares of stock (subject to certain exceptions). The Investors' Rights Agreement also grants such holders other rights, including demand, piggy-back and S-3 registration rights.

Cruttenden Roth holds a right of first refusal to participate as a co-managing underwriter with respect to any public offering conducted by Itarget in the 12 month period ending January 14, 2001.

Itarget intends to approve a Stock Option Plan in the near future. The number of shares of Common Stock that will be reserved for issuance under such Plan will not exceed 10% of Itarget's outstanding shares of Common Stock at the time the Stock Option Plan is approved.

On October 5, 1999, Itarget, Robert London and the then existing holders of Itarget's Common Stock entered into a Voting Agreement with respect to the nomination and election of members of Itarget's Board of directors.